                                                                    Exhibit 1(c)


                             RCM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION

--------------------------------------------------------------------------------

     RCM Equity Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Board of Directors has classified 50,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation, which shares are currently unclassified, into shares of capital stock, par value $.0001 per share, of the Corporation of one new series of capital stock having the following designation:

     DESIGNATIONS                                           NUMBER OF SHARES
     ------------                                           ----------------

     Dresdner RCM Emerging Markets Fund                           50,000,000

     SECOND:   The shares of Dresdner RCM Emerging Markets Fund of the
Corporation so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in
Article IV(5) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Charter of the Corporation relating to stock of the Corporation generally.

     THIRD:    The series known as Dresdner RCM Emerging Markets Fund has been classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, RCM Equity Funds, Inc. has caused these Articles Supplementary to be executed by its Vice President and witnessed by its Assistant Secretary on this 5th day of May, 1997. The Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


WITNESS:                                RCM EQUITY FUNDS, INC.

/s/ Karen Jacoppo-Wood                       By:  /s/ Gary S. MacDonald
Karen Jacoppo-Wood, Assistant Secretary      Gary S. MacDonald, Vice President

--------------------------------------------------------------------------------